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                                                                   EXHIBIT 10(z)

                      AGREEMENT FOR PARTICIPATION IN THE
            IBM BUSINESS PARTNER - PC, AUTHORIZED ASSEMBLER PROGRAM

THIS AGREEMENT ("Agreement") is entered into by and between International Business Machines Corporation, a New York corporation maintaining a place of business at Route 100, Somers, New York 10589 ("IBM"), and CompuCom Systems, Inc., a state of Delaware corporation maintaining a place of business at 10100 North Central Expressway; Dallas, Texas 75231 ("You"), effective as of the 16th day of January, 1997.

WHEREAS, IBM desires to expand its personal computer fulfillment capabilities by authorizing a number of integrators to assemble and test IBM personal computer products for sale to Resellers and End Users (as defined below); and

WHEREAS, these IBM authorized Integrators ("Authorized Assemblers") must meet and maintain qualifications established by IBM as set forth more fully herein to protect IBM's goodwill and long-standing reputation for high quality personal computer products; and

WHEREAS, You desire to become an Authorized Assembler subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT. Except as expressly provided herein, this Agreement constitutes the complete and exclusive statement of the agreement and understanding between the parties governing the IBM Business Partner - PC, Authorized Assembler Program ("Authorized Assembler Program"). Neither party is relying upon any representations, promises, commitments or guarantees of the other party about the financial benefits or profitability of this program other than that which is expressly set forth herein. This Agreement supersedes all other proposals, prior agreements, and other communications, oral or written, between the parties regarding the Authorized Assembler Program and any predecessor program(s). Except as expressly provided herein, this Agreement does not modify or alter the IBM Business Partner Agreement in effect between You and IBM. All other terms and conditions of your IBM Business Partner Agreement not expressly modified by this Agreement shall continue to apply to You while performing as an Authorized Assembler.

2. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

(a) "Agreement" includes this Agreement, all exhibits, appendices, attachments and amendments hereto, which are hereby incorporated by reference, including those that may become effective in the future.

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(b)  "Appendix A" refers to the IBM standard machine type model assembly and testing process documents that will be updated from time-to-time by IBM as provided in Section 18.

(c) "Appendix B" refers to the custom solution and rework process documents that will be updated from time-to-time by IBM as provided in Section 18.

(d) "Approved Component" means personal computer hardware parts (e.g., hard files, memory SIMMS, adapter cards), miscellaneous assembly parts (e.g., screws, brackets, cables), and product ship groups (e.g., publications, power cords), all of which are supplied by IBM and approved in the bill of materials included in Appendix A or by IBM in writing as provided in Appendix B for each Approved Product.

(e) "Approved Location" is a site controlled and operated by You in the United States at which we authorize You to perform your responsibilities under this Agreement. Certain Authorized Assembler Program requirements, including, but not limited to, minimum number of trained personnel and pre-assembly certification, must be met at each Approved Location.

(f) "Approved Product" is any IBM personal computer product that You are authorized to configure under the Authorized Assembler Program. An Approved Product is assembled and tested by You from a Base System Unit and Approved Components according to the specifications set forth in Appendix A or Appendix B, as appropriate. Except as otherwise provided in this Agreement, Approved Products assembled by You in full and complete compliance with the terms of this Agreement shall be governed as "Products" under the terms of the IBM Business Partner Agreement.

(g) "Base System Unit" is an IBM personal computer system unit, including a keyboard and mouse where appropriate, supplied by IBM and listed in Appendix A or approved by IBM in writing as provided in Appendix B as the base model from which an Approved Product is configured.

(h) "End User" is anyone unaffiliated with You who acquires Approved Products for its own use and not for resale.

(i) "IBM Business Partner Agreement" includes the IBM Business Partner Agreement Remarketer General Terms, its profiles, appendices, exhibits, and transaction documents, as amended from time-to-time, entered into between You and IBM.

(j) "Other Software" refers to software programs and other code, excluding Software Images and Test Software, provided by IBM under the Authorized Assembler Program to You to be used by You to make the Software Image or any software program or code pre-installed on the Base System Unit or an Approved Component operate as designed on the Approved Product. "Other Software"

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     includes device drivers, approved vendor patches, BIOS and licensed internal code upgrades but does not include such programs and code already preloaded by IBM on a personal computer system or included on a diskette or CD packaged and shipped by IBM with a Base System Unit or an Approved Component.

(k) "Preload" refers to the process by which You are authorized, subject to the terms of this Agreement, to load from the master media provided by IBM a single copy of the designated Software Image onto the hard drive of an Approved Product.

(l) "Removed Parts" refers to parts removed by You from a Base System Unit when assembling certain Approved Products pursuant to this Agreement.

(m) "Reseller" includes any personal computer system remarketer to whom You are authorized to resell personal computer products under the terms of your IBM Business Partner Agreement.

(n) "Software Image" means the image, which includes software programs and other code written by IBM or third parties, provided by IBM under the Authorized Assembler Program to You for You to Preload or otherwise have IBM install only on Approved Products according to the terms of this Agreement. "Software Image" shall not include any operating system software image or other software program or code included by IBM on a pre-installed hard drive or included on a diskette or CD packaged and shipped by IBM with a Base System Unit or Approved Component.

(o) "Subsidiary" means a corporation, company or other entity for which a party to this Agreement now or hereafter owns or controls, directly or
     Indirectly:

     (1) more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority, but such corporation, company or other entity shall only be deemed to be a Subsidiary only for so long as such ownership or control exists; or

     (2) more than fifty percent (50%) of the ownership Interest representing the right to make decisions for such corporation, company or other entity if such corporation, company or other entity does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but such corporation, company or other entity shall only be deemed to be a Subsidiary only for so long as such ownership or control exists.

(p) "Test Software" refers to software programs and other code, excluding Software Images and Other Software, provided by IBM under the Authorized Assembler Program to You to be used by You in assembling and testing Approved Products

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     pursuant to Appendices A and B, as applicable. Test Software includes diagnostics code and virus protection software.

3. AUTHORIZATION. Provided that You comply fully with the terms of this Agreement, You are hereby authorized by IBM to assemble and test Approved Products bearing the IBM logo for sale under the terms of the IBM Business Partner Agreement to Resellers and End Users. With prior written approval from IBM, which approval may be withheld in IBM's sole discretion, You may authorize your Subsidiaries located in the United States to assemble and test Approved Products at Approved Locations pursuant to the terms of this Agreement provided that You hereby unconditionally guarantee each of your authorized Subsidiaries' full and complete compliance with the terms of this Agreement. Pursuant to this guarantee, IBM shall not be required to make demand upon your authorized Subsidiary as a condition to making demand upon You. Each authorized Subsidiary shall co-execute this Agreement, and the term "You" as used herein shall include all authorized Subsidiaries who co-execute this Agreement and are approved in writing by IBM to assemble and test Approved Products hereunder.

4. MINIMUM PARTICIPATION COVENANT. You agree to use your best efforts to purchase a sufficient number of Base System Units and Approved Components to enable You to assemble and test Approved Products listed in Appendix A for at least twenty percent (20%) of your actual sales volume of personal computer system units per Approved Product family of products as measured on a calendar year, or any portion thereof.

5. ALLOCATION AND ORDERING. You agree to provide IBM with forecasts of your requirements for and current on-hand inventory of Base System Units and Approved Components weekly or otherwise upon request from IBM. IBM will allocate Base System Units and Approved Components to You in IBM's sole discretion upon consideration of your forecasts, your current on-hand inventory, your actual sales, availability and other business factors deemed relevant by IBM. You agree to use your best efforts to purchase the total number of Base System Units and Approved Components that are allocated to You, up to the greater of the amount of your forecast or your minimum order replenishment requirements, if any. You agree to order Approved Components in the minimum order quantities (MOQs) that can be shipped in bulk as described in Appendix A. Except as otherwise provided in this Agreement, your orders for Base System Units and Approved Components will be governed as "Products" under the IBM Business Partner Agreement.

6.   TITLE AND RISK OF LOSS.

(a) Hardware. From the point and time of shipment to You by IBM, You shall hold title and all ownership interest and bear all risk of loss in all Base System Units and Approved Components purchased by You, subject to any applicable IBM financing terms.

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(b)  Software. Title to Software Images, Test Software and Other Software is not
     transferred by IBM. Except as expressly provided herein, this Agreement does not grant You any rights of any kind under any IBM or third-party patents, copyrights, trademarks, service marks or other intellectual property and does not authorize You to use, copy, sublicense, sell, distribute or prepare derivative works based upon any Software Images, Test Software, Other Software or publications provided by IBM under this Agreement.

7.   ASSEMBLY AND TESTING.

(a) IBM's Responsibilities. IBM will provide initial training for your personnel in the IBM assembly and testing processes described in Appendix A and Appendix B. IBM must certify your initial compliance with the assembly and test processes, including your handling of any Returned Parts, Software Images, Test Software and Other Software, at each location before You will be authorized by IBM to assemble and test Approved Products under this Agreement at such location.

(b)  Your Responsibilities. You represent, warrant and agree to:

     (1) assemble and test Approved Products in full and complete compliance with Appendix A or Appendix B, as applicable, using only IBM-approved tools, equipment, Test Software and Other Software, and that the Approved Products will be free from defects in your workmanship under normal use and operation;

     (2) assemble Approved Products using only Base System Units and Approved Components that are new and unused unless the Approved Product, all related packaging, all marketing materials, bid documents, and invoices are conspicuously and permanently marked to identify the Approved Product as containing "used" parts;

     (3) create an electronic assembly record for each Approved Product in the format prescribed in Appendix A or Appendix B, as applicable, and transmit it to IBM via electronic data transmission no later than forty-eight (48) hours after completion of assembly;

     (4) include, in unmodified form, all publications, license agreements, certificates of authenticity, labels and ship groups with each Approved Product as set forth in the Approved Product's bill of materials in Appendix A or as approved by IBM in writing as provided in Appendix B;

     (5) comply with all packaging and labeling requirements for the Approved Product as provided in Appendix A or Appendix B, as appropriate;

     (6) remove and return all Removed Parts in new and unused condition in the manner prescribed in Appendix A or forfeit the reconciliation credit for

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          assembling the Approved Product listed in Appendix A from which the parts were removed (the return of new and unused Removed Parts under Appendix B is optional and subject to IBM approval);

     (7) issue IBM-assigned Internet passcodes only to persons with actual authority to commit You to the terms and conditions of any contracts and licenses relating to the Authorized Assembler Program which may be placed on the Internet by IBM, which contracts and licenses, if any, are hereby incorporated by reference;

     (8) use Appendices A and B only in a manner that is consistent with participation in the Authorized Assembler Program and not to distribute copies of such Appendices (in any form) outside of your organization;

     (9) make only such copies of Appendices A and B as are necessary for the performance of your obligations under this Agreement, restrict access to such necessary copies only to your employees with a need to know for purposes of fulfilling your responsibilities under this Agreement, and destroy all superseded copies of Appendices A and B except for no more than two (2) file copies;

     (10) assemble and test Approved Products only at Approved Locations;

     (11) document your plan for obtaining ISO 9002 certification, or such higher level certification specified by IBM, and obtain and maintain such certification as described more fully in Appendix A;

     (12) maintain a sufficient number (but not less than two (2)) of IBM-trained assembly technicians at each Approved Location to enable You to satisfy your responsibilities under this Agreement;

     (13) provide ongoing assembly and testing training to your personnel;

     (14) return to IBM pursuant to a valid IBM returns authorization any parts that fall in the assembly and testing process along with failure documentation specified by IBM in Appendix A and Appendix B, as appropriate;

     (15) acquire and maintain any tools and equipment necessary to perform the assembly and testing processes described in Appendix A and Appendix B, as appropriate;

     (16) use, to the extent not otherwise expressly required by this Agreement, a reasonable and workmanlike manner in assembling and testing Approved Products pursuant to this Agreement; and

     (17) use Approved Components that IBM offers for use only in the Authorized Assembler Program (such as certain features and options or the operating

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          system publication packs, all of which are identified in Appendix A and the IBM ordering system as available only to Authorized Assemblers) solely for integration into the Approved Products for which they are designated in Appendix A or approved by IBM in writing as provided in Appendix B, and You agree not to distribute or resell such restricted use Approved Components separate from an Approved Product; provided, however, that these restrictions on use, distribution and resale shall not apply to Approved Components that are generally available from IBM in the same unit size to Authorized Assemblers and other resellers alike but are merely in different packaging.

8.   PRELOADING.

     (a) IBM's Responsibilities. IBM shall provide You the master media containing the Software Image, if any, specified for the Approved Products that You are authorized to Preload. Subject to your compliance with the terms of this Section 8, IBM grants You a revocable, non-exclusive, non-transferrable right and license to Preload onto an Approved Product a single copy of the Software Image designated for such Approved Product in the bill of materials in Appendix A or otherwise approved by IBM in writing as provided in Appendix B. As a condition to your assembling and testing certain Approved Products under the Authorized Assembler Program, IBM, at its sole discretion, may elect to control the master media and the preload process for certain Software Images. Provided that You comply with the terms of this Agreement, IBM authorizes You to distribute Software Images Preloaded by You, or loaded by an IBM-controlled process, on the Approved Product. IBM may revoke these grants and authorizations in whole or in part at any time in its sole discretion.

     (b)  Your Responsibilities. You represent, warrant and agree:

          (1) to use the master media, and the Software Images obtained therefrom, only at an Approved Location and only to Preload, or otherwise have IBM install, in a manner expressly permitted by IBM, a single copy of the Software Image designated for each Approved Product in the bill of materials in Appendix A or otherwise approved by IBM in writing as provided in Appendix B onto the Approved Product, and for no other purpose whatsoever;

          (2) that IBM may require, in order for You to be authorized under this Agreement to Preload certain Software Images containing programs and other code developed and owned by Microsoft Corporation pursuant to the terms of IBM's license agreements with Microsoft, that You execute and fully comply with the terms of a Software Installation Agreement in the form attached hereto as Exhibit 1, which is incorporated herein by reference;

          (3) to ensure that the End User has an opportunity to review the IBM Program License Agreement and the license agreements covering third-party software programs and code, if any, before purchasing the Approved Product and

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               accepts such license agreements as a condition to such purchase, and to otherwise distribute Approved Products in full compliance with the terms and conditions of this Agreement and the IBM Business Partner Agreement;

          (4) to provide IBM with the electronic assembly record specified in Appendix A or Appendix B, as appropriate, for all Approved Products containing a Software Image;

          (5) to maintain adequate business controls for the master media, and the Software Images obtained therefrom, to prevent unauthorized use or copies of any Software Image;

          (6) not to copy or permit the copying (including back-up copies) of all or any part of any Software Image, except as expressly authorized by this Agreement;

          (7) not to sublicense, rent, lease, distribute, assign or otherwise transfer (including distributing back-up copies of) all or any part of any Software Image, except as expressly authorized by this Agreement;

          (8) not to reverse engineer, disassemble, or decompile all or any part of any Software Image provided by IBM;

          (9) not to remove any Authorized Assembler Identification code that may be placed on the Software Image by IBM;

          (10) not to add to, delete from, or otherwise modify any software program or other code included in the Software Image, or create any derivative work therefrom;

          (11) to make all payments due, if any, for any additional software programs or other code You add to the Software Image;

          (12) to comply with any additional requirements related to the Software Image as set forth in Appendix A or Appendix B, as appropriate; and

          (13) not to export Approved Products containing any Software Image to a country where the associated license agreement is not valid.

     (c) Third-Party Rights. IBM's authority to authorize You to Preload certain software programs and other code included in the Software images derives from license agreements between IBM and third-party software vendors. You agree that each software vendor is a third-party beneficiary of the terms of this Section 8 with respect to the software programs and other code that such vendor owns which is included In any Software Image included on an Approved Product. The software Vendor shall have a right to enforce such terms against You to the same extent that

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          IBM may enforce such terms against You. You shall notify IBM immediately if a third-party software vendor seeks to enforce any terms under this Agreement.

9.   TEST SOFTWARE AND OTHER SOFTWARE.

(a) IBM's Responsibilities. IBM will provide You with a copy of the applicable Test Software and Other Software. Subject to your compliance with the terms of this Section 9, IBM grants You a revocable, non-exclusive, non-transferrable right and license to the extent expressly described in Appendix A or Appendix B, as appropriate: (i) to download the Test Software and Other Software from IBM's homepage on the Internet, if necessary, and to make one copy of the Test Software and Other Software for each workstation dedicated to the Authorized Assembler Program, (ii) to use the Test Software to assemble and test Approved Products, and (iii) to use and install Other Software where appropriate on Approved Products. Provided You comply with all of the terms of this Agreement, IBM authorizes You to distribute Other Software installed by You on the Approved Product. IBM may revoke theses grants and authorizations in whole or in part at any time in its sole discretion.

(b)  Your Responsibilities. You represent, warrant and agree:

     (1) to download and use the Test Software on workstations dedicated to the Authorized Assembler Program only for assembling and testing Approved Products in the manner and to the extent expressly permitted in Appendix A or Appendix B, as appropriate;

     (2) to use and install the Other Software only on Approved Products in the manner and to the extent expressly permitted in Appendix A or Appendix B, as appropriate;

     (3) to maintain adequate business controls for the Test Software and Other Software provided by IBM to prevent unauthorized use or copies;

     (4) not to copy or permit the copying (including back-up copies) of all or any part of any Test Software or Other Software, except as expressly authorized by this Agreement;

     (5) not to sublicense, rent, lease, distribute, assign or otherwise transfer (including distributing back-up copies of) all or any part of any Test Software or Other Software, except as expressly authorized by this Agreement;

     (6) not to reverse engineer, disassemble, or decompile all or any part of any Test Software or Other Software provided by IBM;

     (7) not to add to, delete from, or otherwise modify the Test Software or Other Software, or create any derivative work therefrom; and

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     (8)  not to export Approved Products containing any Other Software to countries where the associated license agreement is not valid.

10.  QUALITY, RELIABILITY AND SAFETY.

(a) IBM's Rights. IBM reserves the right to immediately suspend your authority to assemble Approved Products if IBM determines, in its sole discretion, that Approved Products assembled and tested by You fail to meet required specifications, whether or not You are at fault.

(b) IBM's Responsibilities. IBM will test the standard configuration of the machine type models (i) designated in Appendix A as either Base System Units or Approved Products, or (ii) approved as Base System Units by IBM in writing pursuant to Appendix B, prior to including such models in the Authorized Assembler Program to ensure that such configurations meet FCC, UL and other specifications required by IBM.

(c)  Your Responsibilities. You represent, warrant and agree that:

     (1) all Approved Products which You assemble and resell will comply fully and completely with all functional, quality, reliability, and other specifications identified in Appendix A or Appendix B, as appropriate, including all FCC, UL, consumer product safety, and other applicable agency specifications and requirements;

     (2) to the extent not otherwise expressly required by this Agreement, the functional, quality, reliability and other specifications that You utilize for an Approved Product will exceed industry requirements;

     (3) You will immediately stop assembling Approved Products upon the request of IBM due to any quality, reliability, safety, or other reasons;

     (4) You will comply with any Approved Product recall process established by IBM;

     (5) You will only assemble Approved Products pursuant to the assembly and test processes set forth in Appendix A or Appendix B, as appropriate, and You will not modify or alter the subassemblies of any Base System Units or Approved Components, including, but not limited to, the power supplies, processors, planars or mechanical subassemblies;

     (6) You will add to an Approved Product only additional components (IBM or otherwise) that are (i) certified by IBM either in the original request for announcement or white letter for the Approved Product or by the IBM Cross Brand Configuration laboratory, and (ii) approved by the appropriate

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          agencies (FCC, UL, etc.) for integration with such configuration;
          provided, however, that You may add other additional components subject to the terms of Subsection 10(c)(1) above and Subsection 10(c)(11) below.

     (7) You will not use any ozone-depleting substances in your assembly and test processes for Approved Products, and You will comply with all environmental laws and regulations regarding the disposal of materials used in the assembly and test processes;

     (8) Effective for all Approved Products assembled on such date as mutually agreed to by IBM and The Business Partner in writing, You will transmit to IBM an electronic assembly record with sufficient information for IBM to determine what additional components (IBM or otherwise), if any, were incorporated into the Approved Product;

     (9) You will cooperate fully with IBM during periodic audits of quality, reliability, FCC and UL certification, and your compliance with the terms of this Agreement, and You agree to make any changes and improvements required by IBM in a timely manner;

     (10) You will be warranty service capable on each type of Approved Product You assemble and test under this Agreement, or You will have procedures in place to provide warranty service for such Approved Products through IBM-SERV or the IBM Authorized Servicers Program;

     (11) You will not submit an End User warranty claim for payment by IBM on an Approved Product assembled and tested by You if the cause of the failure of the Approved Product is due to your failure to comply fully and completely with all functional, quality, reliability, and other specifications required by this Agreement, your inclusion in the Approved Product of additional components that do not comply with Subsection 10(c)(6)(i) and (ii) above, or your poor workmanship in the assembly and test process, and You will reimburse IBM for any expenses incurred relating to such non-compliance or poor workmanship;

     (12) You will comply with all applicable laws, ordinances, rules and regulations in the performance of your obligations under this Agreement (in particular, as such relate to workplace safety);

     (13) You will periodically assess and continuously improve your quality as an Authorized Assembler in accordance with procedures under ISO 9002, or such higher level certification specified by IBM; and

     (14) You will track data on failure rates in the assembly process and provide this data to IBM as provided in Appendix A or Appendix B, as appropriate.

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11.  DISTRIBUTION AND RESALE.

(a) IBM's Responsibilities. IBM's sole responsibilities regarding distribution and resale of the Approved Products are set forth in the IBM Business Partner Agreement.

(b)  Your Responsibilities. You represent, warrant and agree:

     (1) to sell and distribute Approved Products according to the terms of the IBM Business Partner Agreement;

     (2) to specify in all bids, proposals, and sale invoices provided by You to Resellers or End Users: (i) that the Approved Product was assembled by You pursuant to the Authorized Assembler Program; (ii) the standard machine type model number and the part numbers of all additional components (IBM or otherwise) that are included in a configuration assembled under Appendix A, including a clear and conspicuous reference to the manufacturer of all such additional components; (iii) the part numbers of the Base System Unit from which the Approved Product was assembled and all Approved Components, Software Images, and additional components (IBM or otherwise) that are included in a configuration assembled under Appendix B, including a clear and conspicuous reference to the manufacturer of all such additional components; and (iv) the appropriate warranty terms, as described in Appendix A or Appendix B, as applicable, for the Approved Product and any additional components (IBM or otherwise);

     (3) not to specify in any bids, proposals, or sales invoices provided by You to Resellers or End Users a separate price for Software Images or for Approved Components related to software (e.g., publication packs, operating system CDS and diskettes, etc.);

     (4) that, if You have not complied with the terms of this Agreement in assembling and testing a personal computer system, You will not: (i) represent that such personal computer system was assembled by You under the Authorized Assembler Program; or (ii) use an IBM-designated machine type model number to identify such personal computer system.

     (5) that You will comply with all applicable laws in marketing or transshipping any Base System Units, Approved Components, or Approved Products that are used or that contain used parts, including, but not limited to, conspicuously and permanently marking the Base System Unit, Approved Component, and/or Approved Product, all related packaging, all marketing materials and point of sale displays, and the associated sales invoice to identify it as used or as containing used parts;

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     (6)  that You will only represent that the Approved Products assembled by
          You were assembled pursuant to an ISO 9002 (or higher level) certified process if You have obtained such certification; and

     (7) that You will not export Approved Products unless: (i) exporting of such Approved Products is permitted by the IBM Business Partner Agreement; and (ii) You comply with all applicable laws and regulations of the United States and any other applicable jurisdiction.

12.  IBM INTELLECTUAL PROPERTY; GRANT OF LIMITED RIGHTS AND LICENSE.

(a) It is acknowledged by the parties that the design of the Approved Products and all unique IBM tooling was developed under IBM's direction and at IBM's expense. Those features and processes, as well as any other features and processes which may be subsequently developed under IBM's direction and at IBM's expense, are the proprietary and confidential designs of IBM and are the sole and exclusive property of IBM. You agree that all right, title and interest therein shall at all times vest and remain in IBM. You recognize that IBM has invested considerable time and money in developing and protecting its proprietary and intellectual property rights and in creating goodwill and a reputation for excellence with respect to the Approved Products.

(b) IBM owns or has the right to reproduce, license, sell and/or distribute all proprietary or intellectual property rights in the Approved Products. To the extent necessary to assemble, test, sell and distribute the Approved Products solely pursuant to the terms of this Agreement, IBM grants You a revocable, non-exclusive, non-transferrable, royalty-free, limited right and license under any trade secret (if any), patent application or patent owned or licensable by IBM that is embodied in the Approved Products or in the assembly and testing procedures therefore, to make, use for test purposes only, sell, and/or otherwise transfer the Approved Products, either alone or in combinations with equipment or software or both, in accordance with the terms and conditions of this Agreement. Any information deemed by IBM to be a trade secret will be disclosed only pursuant to the terms of a confidential disclosure agreement.

(c) Further, IBM grants You a revocable, non-exclusive, non-transferrable, royalty-free limited right and license to use, in connection with the assembly, testing, sale or distribution of Approved Products solely in accordance with this Agreement, the Approved Product name(s) and trademark(s) used by IBM to identify the Approved Products, including any portion thereof; provided, however, that IBM reserves the right to review and disapprove any references to "IBM" or any of IBM's trademarks. IBM has ownership and title to the trademark "IBM", all other trademarks and trade names of IBM, and the goodwill attaching thereto, and You agree that any goodwill which accrues because of your use of the trade name "IBM" or any other trademarks or trade names of IBM shall vest in and become the property of IBM.

(d) Except as otherwise provided in this Section 12 or in Sections 8 and 9 of this Agreement, You shall not have any rights, interest or license in, whether by implication, estoppel or otherwise, any US or foreign copyrights, trademarks, trade names, trade secrets and/or patents applicable in the Approved Products. IBM may revoke any of these grants at any time in its sole discretion.

13.  CREDITS AND ADJUSTMENTS.

(a) Standard Machine Type Models. Provided that You comply with all the terms and conditions of this Agreement in assembling and testing Approved Products under Appendix A, unless expressly provided otherwise herein and to the extent permitted and/or required by law, after You transmit to IBM the electronic assembly record, IBM will credit any amounts You owe IBM for an amount equal to (a) the sum of the lowest prices generally published by IBM to similarly-situated Authorized Assemblers for the Base System Unit and the Approved Components required and used by You to assemble an Approved Product under Appendix A, less (b) the lowest price generally published by IBM to similarly-situated resellers who are not participating in the Authorized Assembler Program for the Approved Product. Applicable prices will be determined as of the date You transmit to IBM the electronic assembly record required by Appendix A.

(b) Custom and Rework Models. Provided that You comply with all the terms and conditions of this Agreement in assembling and testing Approved Products under Appendix B, unless expressly provided otherwise herein and to the extent permitted and/or required by law, IBM will authorize You to return certain Removed Parts, subject to any limitations set forth in Appendix B, at your option pursuant to the process set forth in Appendix B, and after You transmit to IBM the electronic assembly record, IBM will credit any amounts You owe IBM for an amount announced by IBM from time-to-time for each Returned Part actually received by IBM.

(c) Marketing Funds and Promotional Offerings. Additionally, after You transmit to IBM the electronic assembly record, any marketing funds and promotional offerings (e.g., ProPlan and HQ Funds) allocated to You shall be adjusted, if necessary, to reflect the purchase by You of the Approved Product rather than the purchase of the Base System Unit and Approved Components. For example, if the marketing funds associated with the Approved Product are less than the sum of the funds allocated to You for the Base System Unit and the Approved Components purchased by You to assemble the Approved Product, IBM will reduce the amount of the marketing funds allocated to You to equal the amount that would have been allocated to You for purchase of the Approved Product. Conversely, if the marketing funds associated with the Approved Product are greater than the sum of the marketing funds allocated to You for the Base System Unit and the Approved Components purchased by You to assemble the Approved Product, IBM will allocate to You an additional amount of marketing funds equal to the difference. For the purpose of determining the marketing funds and promotional offerings associated with Approved Products You are authorized to assemble under Appendix B, the marketing funds and promotional offerings associated with the highest IBM standard machine type model inherent in the Approved Product and with any Approved Components above those required to assemble the inherent model will be added together.

14. RETURNS. All Base System Units, Approved Components and Removed Parts that You return to IBM must be new and unused, and by returning such items to IBM, You represent and warrant that they are new and unused. Approved Products assembled by You may not be returned assembled. In order to return an Approved Product, You must disassemble it into the original Base System Unit and Approved Components and transmit to IBM an electronic disassembly record in the format prescribed by IBM in Appendix A. Further, all returns of Base System Units and Approved Components are subject to the then-current inventory adjustment terms and conditions of the IBM Business Partner Agreement, including, but not limited to, returns caps and handling fees.

15.  WARRANTY.

(a) The IBM Statement of Limited Warranty included in the Approved Product's designated ship group applies as provided in Appendices A and B to an Approved Product assembled and tested by You and purchased by an End User provided that such Approved Product was assembled and tested by You in full and complete compliance with this Agreement and is otherwise free from defects in your workmanship under normal use and operation during the limited warranty period specified for such product in the applicable IBM Statement of Limited Warranty. You shall bear exclusive responsibility for all End User warranty claims relating to such Approved Products arising from or connected with your failure to comply with the terms of this Agreement, your inclusion in an Approved Product of additional components that do not comply with Subsection 10(c)(6)(i) and (ii) above, and/or your defective workmanship. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, IBM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES FLOWING TO YOU OR TO ANY END USERS RELATING TO ANY APPROVED PRODUCT, INCLUDING WITHOUT LIMITATION, WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, IBM EXPRESSLY DISCLAIMS ALL EXPRESS WARRANTIES AND CONDITIONS FLOWING TO YOU OR TO ANY END USERS WITH RESPECT TO ANY APPROVED PRODUCT THAT IS NOT ASSEMBLED AND TESTED BY YOU IN FULL AND COMPLETE COMPLIANCE WITH THIS AGREEMENT, THAT INCLUDES ADDITIONAL COMPONENTS THAT DO NOT COMPLY WITH SUBSECTION 10(c)(6)(i) AND (ii) ABOVE, OR THAT IS NOT FREE FROM DEFECTS IN YOUR WORKMANSHIP.

(b) ALL SOFTWARE IMAGES, TEST SOFTWARE AND OTHER SOFTWARE PROVIDED TO YOU UNDER THE AUTHORIZED ASSEMBLER PROGRAM ARE PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IBM EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS FLOWING TO YOU OR TO ANY END USER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SUCH SOFTWARE IMAGES, TEST SOFTWARE AND OTHER SOFTWARE.

16. INDEMNIFICATION. You will defend, indemnify and hold harmless, IBM, its Subsidiaries, employees, and directors from all fines, claims, and expenses of any kind (including reasonable attorneys' fees and expenses) arising from or connected with (a) allegations that You have violated or otherwise failed to comply with any applicable law, ordinance, rule or regulation in the performance of your obligations under this Agreement, (b) any breach, default, or non-compliance by You related to your representations, warranties or obligations under this Agreement, (c) alteration or modification by You of any Software Image, Test Software or Other Software, whether IBM approved of such alteration or modification or not, (d) unauthorized use, reproduction or distribution of Software Images, Test Software and Other Software by You or your employees or agents, and (e) modification by You of any assembly or test process, agency compliance requirement, or other specifications contained in Appendix A or Appendix B, as appropriate.

17. LIMITATION OF LIABILITY. Circumstances may arise where, because of a default or other liability on IBM's part, You are entitled to recover damages from IBM. In each such instance, regardless of the basis on which damages can be claimed, IBM shall be responsible only for: (a) bodily injury (including death) and damage to real property and tangible personal property caused by an Approved Product assembled in accordance with the terms of this Agreement; and (b) the amount of any other actual loss or damage up to the greater of $100,000 or the amount You paid for the for the Approved Product that is the subject of the claim. Under no circumstances will IBM be liable for any of the following: (i) third-party claims against You for losses or damages (other than those under the first item above);
     (ii) loss of or damage to your records or data; or (iii) economic consequential damages (including lost profits or savings) or incidental damages, even if IBM was informed of their possibility.

18. MODIFICATIONS AND AMENDMENTS. Except as otherwise provided in this Section 18, this Agreement can only be modified or amended in a writing signed by both parties. In order to maintain flexibility in our relationships, IBM may modify, add or delete terms or conditions of this Agreement (excluding its exhibits, appendices or attachments, which may be modified as provided below) by providing You thirty (30) days advance written notice. You agree to comply with all such modifications, additions, or deletions to this Agreement if you continue to assemble Approved Products more than thirty (30) days after the date IBM gives such notice. In any event, in order to make changes that IBM deems timely and necessary in the Authorized Assembler Program, IBM may modify, add or delete any exhibits, appendices or other attachments to this Agreement by notifying You in writing or electronically that such exhibit, appendix or attachment has been modified, added or deleted and the effective date thereof. In order to improve communication of such changes, IBM may announce modifications, additions and deletions to exhibits, appendices or other attachments to this Agreement on the Internet, or by other electronic or facsimile transmission.

19. CONTRACT PERIOD AND RENEWAL. This Agreement shall become effective as of the date first above written when it is executed by You and accepted by IBM and shall automatically expire as of December 31, 1997, unless sooner terminated. This Agreement can be renewed for successive one-year terms by mutual agreement of the parties. Neither party is obligated to renew, and no cause need be given for non-renewal.

20.  TERMINATION AND END OF AGREEMENT.

(a)  Either party may terminate this Agreement with or without cause upon thirty
     (30) days prior written notice to the other party.

(b) In addition, IBM may consider certain actions so serious a threat to the integrity of the Authorized Assembler Program and/or IBM's goodwill as to warrant immediate termination. Accordingly, IBM may terminate this Agreement immediately upon written notice to You if You repudiate this Agreement, if You materially breach its terms and/or conditions, or if You engage in a course of conduct that has, in IBM's sole judgment, injured IBM's reputation or the reputation of IBM's products.

(c) In the event that your IBM Business Partner Agreement is terminated for any reason or otherwise expires, or in the event that You are no longer eligible to purchase IBM personal computer products directly from IBM, this Agreement shall be terminated concurrently with no separate notice required.

(d) In the event that notice of termination of this Agreement is given for any reason or for no reason, IBM shall be entitled to reject all or any orders received from You after notice and prior to the effective date of termination, or IBM may elect to limit shipments to You during such period. Further, as of the date notice of termination is given, IBM in its sole discretion may discontinue extension of any credit terms previously made available to You.

(e) This Agreement shall end on the effective date of termination as provided in this Section 20 or when the contract period expires without renewal as provided in Section 19. When this Agreement ends, your right to receive any credits or adjustments for assembling Approved Products from your remaining inventory immediately ceases.

(f) At the end of this Agreement, You agree to sell to IBM, at the price You paid IBM less any credits issued to You, all new and unused Approved Components that IBM offers for use only in the Authorized Assembler Program (such as certain features and options or the operating system publication packs, all of which are identified in Appendix A and the IBM ordering system as available only to Authorized Assemblers). If any such Approved Components are used, You agree to contact IBM for instructions on disposition. Your obligations in this subsection shall not apply to approved Components that are generally available in the same unit size to Authorized Assemblers and other resellers alike but are merely in different packaging.

(g) All obligations and duties of the parties, including, but not limited to, your representations and warranties hereunder, that by their nature survive the expiration or termination of this Agreement shall remain in effect after expiration or termination and shall bind the parties and their legal representatives, successors and assigns.

21.  GENERAL TERMS.

(a) Neither party may assign, delegate, or otherwise transfer its rights or obligations under this Agreement without the prior written approval of the other party which may be withheld in that party's sole discretion. Any attempted assignment, delegation or transfer without such approval shall be void.

(b) Each party is free to enter into similar agreements with others, to market competitive products and to conduct its business in whatever way it chooses, provided that there is no conflict with this Agreement.

(c) You agree to keep the terms and conditions of this Agreement confidential and not to disclose the terms or conditions to any third party without the prior written approval of IBM.

(d) You are an independent contractor of IBM, and You are not IBM's employee or franchisee. Neither of us is a legal representative or agent of the other. Neither of us is legally a partner or joint venturer of the other (for example, neither of us is responsible for the debts incurred by the other).

(e) IBM may periodically review your performance under this Agreement. You agree to provide IBM with relevant records upon request and otherwise cooperate with IBM's review. IBM has the right to reproduce the records, retain the copies, and audit your compliance with this Agreement on your premises during normal business hours. IBM may use an independent auditor for this purpose.

(f) You will provide IBM with sufficient, free, and safe access to your facilities at mutually-convenient times. You agree to allow one or more
     IBM representatives to be on your premises at all times while You are performing under the terms of this Agreement to inspect your activities and monitor compliance with the terms of this Agreement. You will assign a management level employee to interact with the IBM representative(s) and to coordinate your activities in response to requirements identified by the IBM representative(s). If You become aware of any unsafe conditions or hazardous materials to which IBM personnel may be exposed at any of your facilities, You agree to notify IBM immediately.

(g) Failure by either of the parties to insist upon strict performance or to exercise a right when entitled does not prevent that party from doing so at a later time, either in relation to that default or any subsequent one. All waivers must be in writing and signed by an authorized representative of the waiving party.

(h) If either party requires the exchange of confidential information, it will be made under a signed confidential disclosure agreement, the terms of which will be incorporated by reference herein.

(i) The laws of the State of New York, excluding its conflict of laws principles, shall govern this Agreement. EACH PARTY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL. IN ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, YOU AGREE TO BRING ANY ACTION OR PROCEEDING OVER SUCH DISPUTE SOLELY IN THE UNITED STATES DISTRICT COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK (OR, IF SUBJECT MATTER JURISDICTION IN THAT COURT IS NOT AVAILABLE, IN ANY STATE COURT LOCATED WITHIN THE COUNTY OF WESTCHESTER, NEW YORK).

(j) If the event of any inconsistency in the various documents which govern the parties' performance under this Agreement, the order of precedence shall be:

     (i) this Agreement, excluding its exhibits, appendices and other attachments (unless an exhibit, appendix or attachment specifically supersedes a term of this Agreement, in which case the terms of such exhibit, appendix or attachment shall govern);

     (ii)  the Installation Agreement attached as Exhibit 1;

     (iii) Appendices A and B, as appropriate; and

     (iv) any other exhibits, appendices or other attachments in the order in which they are attached unless a subsequent exhibit, appendix, or other attachment specifically supersedes a term of a prior exhibit, appendix, or other attachment.

(k)  The parties agree that:

     (i) an identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

     (ii)  an electronic document that contains a USERID is a signed writing;
           and

     (iii) an electronic document, or any computer printout of it, is an original when maintained in the normal course of business.


(l) If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of this Agreement shall continue in full force and effect.

(m) All of your rights and all of our obligations under this Agreement are only valid in the United States and Puerto Rico.

IN WITNESS WHEREOF, the parties execute this Agreement for Participation in the IBM Business Partner - PC, Authorized Assemble Program effective as of the date first above written.

Received by IBM     /s/ NAVA                      16 JAN 97
               ----------------------       ----------------------
                    Office No.                      Date

Agreed and Accepted By:

International Business Corporation          CompuCom Systems, Inc.

By:  /s/ T  E  THIGPEN                      By:  /s/ JAY SCOTT
     --------------------------------            -------------------------------
          Authorized Signature                        Authorized Signature

           Thomas E  Thigpen                                Jay Scott
     --------------------------------            -------------------------------
          Name (Print or Type)                        Name (Print or Type)


Agreed and Accepted By
Authorized Subsidiary:

Name of Authorized Subsidiary:
                                -----------------------------------
                           By:
                                -----------------------------------
                                   Authorized Signature

                                -----------------------------------
                                   Name (Print or Type)

Address of Authorized Subsidiary:

----------------------------------------

----------------------------------------

Authorized Subsidiary Approved:

International Business Machines Corporation   Effective Date:
                                                               -----------------

By:
     --------------------------------
          Authorized Signature


     --------------------------------
          Name (Print or Type)

           IBM Business Partner -- PC, Authorized Assembler Program
                        Appendix Cross Reference Table


Document
Number            Document Title                        Appendix

IAA000          Current Document Listing                  N/A
IAA001          ESD Requirements                          A,B
IAA002          Drive Handling Requirements               A, B
IAA005          Inspection Procedure                      A,B
IAA007          Quality Reporting                         A,B
IAA008          Download Software Information             A, B
IAA009          System Unit Upgrade, 3x3(300)             A
IAA010          System Unit Upgrade, 5x5(300)             A
IAA012          External Hardfile Replication Process     A, B
IAA014          Quality Management                        A,B
IAA0l5          Quarterly Audit Checklist                 A
IAA016          Site Review Checklist                     A
IAA017          Test/ Configuration Requirements          A, B
IAA018          General Process Requirements              A, B
IAA019          System Unit Upgrade, (Servers)            A
IAA020          System Unit Upgrade, (6887, 5x5)          A
IAA023          Miscellaneous Parts Fulfillment Process   A, B
IAA024          Short Ship Parts Replacement Process      A, B
IAA025          Component Parts Fulfillment Process       A, B
IAA026          Software Use Criteria                     A,B
IAA027          Product Safety                            A,B
IAA028          Federal Communications Commission (EMC)   A, B
IAA029          EDI 140 Product Registration              A, B
IAA030          IAA Reconciliation Matrix/ Bill of Mater  A, B
IAA031          Error Code LIsting                        A,B
IAA032          IBM Barcode Identification                A, B
IAA033          System Unit Upgrade, (6577)               A
IAA035          Authorized Assembly Download Process      A, B
IAA036          Custom Solution Process                   B
IAA037          Warranty Terms                            A,B


Note: The documents listed above can be found on the program web page which is userid/password controlled. The URL for accessing the web page is:

          http://www.raleigh.ibm.com/pcco/eiaa

                                   EXHIBIT 1
                        SOFTWARE INSTALLATION AGREEMENT

THIS SOFTWARE INSTALLATION AGREEMENT, including its attachments, ("Agreement") dated the 16 day of January, 1997 is entered into by and between CompuCom Systems, Inc.("Installer"), a Delaware corporation having an office for the transaction of business at, 10100 North Central Expressway; Dallas, Texas 75231 and International Business Machines Corporation ("IBM"), a New York corporation having an office for the transaction of business at 3039 Cornwallis Road, Research Triangle Park, North Carolina 27709. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement for Participation in the IBM Business Partner - PC, Authorized Assembler Program entered into by and between Installer and IBM dated January 16, 1997 ("Assembly Agreement"), the terms of which are hereby incorporated by reference.

WHEREAS, Installer has been authorized by IBM pursuant to the Assembly Agreement to assemble and test IBM personal computer products for sale to Resellers and End Users as provided therein; and

WHEREAS, in connection with the assembly and testing of IBM personal computer products under the IBM Business Partner-PC, Authorized Assembler Program ("Authorized Assembler Program"), Installer desires to be able to Preload on Approved Products certain Software Images containing programs and other code developed and owned by Microsoft Corporation ("MS") and licensed to IBM; and

WHEREAS, in order for IBM to authorize Installer to Preload such Software Images under the terms of the applicable license agreement ("MS License") between IBM and MS, Installer agrees to comply with all of the terms and conditions of this Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT. With respect to Preloading of Software Images governed by this Agreement, the terms and conditions of this Agreement are in addition to, and not in lieu of, the terms and conditions of the Assembly Agreement. Except as expressly provided herein, this Agreement, including any attachments, and the Assembly Agreement constitute the complete and exclusive statement of the agreement and understanding between the parties regarding Preloading by Installer under the Authorized Assembler Program of certain Software Images containing programs and other code developed and owned by MS. This Agreement supersedes all other proposals, prior agreements (except for the Assembly Agreement), and other communications, oral or written, between the parties regarding the subject matter hereof. Except as expressly provided herein, this Agreement does not modify or alter the Assembly Agreement in effect between the parties. All other terms and conditions of the Assembly Agreement not expressly modified by this Agreement will continue to apply to Installer while assembling and testing Approved Products, including Preloading Software Images, under the Authorized Assembler Program.

2. AUTHORIZATION.

     (a) Installer. Initially, this Agreement shall only apply to Windows 95 and NT Workstation 4.0, including any and all revisions, enhancements, supplements or releases thereto (collectively, "MS Software Images"). If required by MS, IBM may include additional Software Images in the term "MS Software Images" under this Agreement by notifying Installer in writing. Provided that Installer complies fully with the terms of this Agreement and the Assembly Agreement (the terms of which are hereby incorporated by reference), pursuant to the terms of the MS License, IBM hereby authorizes Installer at Approved Locations to Preload MS Software Images on Approved Products bearing the IBM logo. Other Software Images developed and owned by MS which are not governed by this Agreement but are included in the Authorized Assembler Program may be Preloaded by Installer as otherwise permitted in the Assembly Agreement.

     (b) Installer's Authorized Subsidiaries. With prior written approval from IBM, which approval may be withheld in IBM's sole discretion, Installer may authorize its Subsidiaries that are authorized to assemble and test Approved Products pursuant to the Assembly Agreement to Preload MS Software Images at Approved Locations in accordance with the terms of this Agreement provided that Installer hereby unconditionally guarantees each of its authorized Subsidiaries' full and complete compliance with the terms of this Agreement. Pursuant to this guarantee, IBM shall not be required to make demand upon Installer's Subsidiary as a condition to making demand upon Installer. Each authorized Subsidiary shall co-execute this Agreement, and the term "Installer" as used herein shall include all authorized Subsidiaries who co-execute this Agreement and are approved in writing by IBM to Preload MS Software Images as provided herein.

     (c) MS Approval. Notwithstanding anything herein to the contrary, any Installer, Subsidiary of Installer, or installation location is subject to approval in writing by MS as provided in the MS License. If MS fails to approve any Installer, Subsidiary of Installer, or installation location, this Agreement shall be null and void as to such entity or location. Installer shall provide IBM with the addresses of its headquarters and the desired installation location(s) for which approval is requested at least forty-five (45) days in advance of the anticipated first installation date for such location.

3. INSTALLER'S RESPONSIBILITIES. Installer represents, warrants and agrees that it shall:

     (a) Comply fully and completely with all of the terms of the Assembly Agreement, including, but not limited to, the terms of Section 8 regarding Preloading Software Images.

     (b) Comply fully and completely with the obligations of the MS License including, but not limited to, those specifically set forth in the First Annex of Additional Provisions hereto (which terms are hereby incorporated by reference) in the same manner and to the same extent that IBM is required to comply with such obligations; provided, however, that, except as expressly provided in this Agreement or Exhibit 1, this provision is not a sublicense or assignment of any rights of IBM under the MS License, and Installer shall not have any right or license to use, reproduce or distribute any MS Software Images. Copies of the MS License are available for review upon request.

     (c) Implement one of the following processes, which are described more fully in Appendices A and B of the Assembly Agreement (which Appendices are hereby incorporated by reference), at each Approved Location to ensure protection of the MS Software Image during the installation process:

          (I)  Process One. An IBM or IBM contractor employee shall be located
               -----------
          at the Installer's site to monitor the Preload process and to ensure that the master media containing the MS Software Image used for the Preload process is retained in a secure area accessible only to such employee when not in use by the Installer; or

          (II) Process Two. The master media containing the MS Software Image
               -----------
          used for the Preload process shall be located on a server system which will be accessible only by an IBM or IBM contractor employee, replication of the MS Software Image shall be performed only under the authorization of IBM, and all copies shall be monitored and tracked to an individual Approved Product serial number.

     If process one is selected, Installer shall take all necessary steps to ensure that only IBM and those authorized by IBM in writing shall have access to such secured area including, without limitation, installing locks to which only IBM has keys and ensuring no other possible access through ceilings, walls, or floors. If process two is selected, Installer shall designate a dedicated server system with phone line for such purpose, and access to such server shall be limited to IBM and those authorized by IBM in writing through passwords, keyboard lock, and a locked cover over all diskette drives and CD drives. Further, Installer shall take all necessary steps to protect such server system from unauthorized use. Installer's compliance with such processes will be subject to audit by IBM as provided in the Assembly Agreement.

     (d) Immediately stop Preloading of all MS Software Images upon notice from IBM or MS of the suspension, termination, or expiration of this Agreement, the MS License, or the Assembly Agreement.

     (e) Record, track and report to IBM (for consolidated reporting to MS) in the manner and at intervals required by IBM under the Authorized Assembler Program the number of units, the model number (if applicable), the configuration, the name of the MS Software Image Preloaded, and the unique serial number of the Approved Products distributed with an MS Software Image. In addition, Installer shall report to IBM (for consolidated reporting to MS), whether each Approved Product distributed with an MS Software Image has been completely assembled and tested for End User use by the Installer.

     (f) Maintain a separate inventory of all publications, license agreements, certificates of authenticity, and other documentation related to the MS Software Images that are provided by IBM for inclusion with Approved Products.

     (g) Distribute Approved Products with Preloaded MS Software Images only to IBM or IBM Subsidiaries, or to End Users and Resellers to the extent permitted in the Assembly Agreement.

4. ADDITIONAL AGREEMENTS BY INSTALLER. Installer further represents, warrants and agrees:

     (a) To notify IBM immediately in writing of any suspected or actual non-compliance with the terms of this Agreement or the MS License by Installer, its employees or agents.

     (b) To pay MS' and IBM's attorneys' fees if MS or IBM employ attorneys to enforce any rights arising out of this Agreement.

     (c) That, if the Installer installs any image other than a Software Image provided by IBM on an Approved Product, the installation of such image is not authorized by this Agreement, and Installer is solely responsible for payment of any royalties for, and support of, that image.

5. THIRD PARTY BENEFICIARY. MS is an intended third party beneficiary of this Agreement with full rights to enforce the terms of this Agreement on its own behalf.

6. INDEMNIFICATION. Installer agrees to indemnify and hold harmless IBM, its Subsidiaries, employees, and directors, from all fines, claims and expenses of any kind (including attorneys' fees and expenses) incurred by IBM or MS arising from or connected with (a) any breach, default or non-compliance by Installer of its representations, warranties or obligations under this Agreement, (b) alteration or modification by Installer of any MS Software Image, whether IBM approved of such alteration or modification or not, (c) installation of any image other than a Software Image provided by IBM on an Approved Product, and
(d) any unauthorized use, reproduction or distribution of MS Software Images or related documentation by Installer, or its employees or agents, whether or not authorized by Installer.

7. MODIFICATION AND AMENDMENT. Notwithstanding any language in the Assembly Agreement to the contrary, except as otherwise provided in this Section 7, this Agreement may only be modified or amended in a writing signed by an authorized representative of both parties. IBM may modify, add or delete terms or conditions of this Agreement in response to a modification or amendment of the MS License by providing Installer thirty (30) days advance written notice. Installer agrees to comply with such modifications, additions, or deletions to this Agreement if it continues to Preload MS Software Images on Approved Products more than thirty (30) days after the date IBM gives such notice. No waiver by IBM of any provision shall be effective unless it is in writing and signed by an authorized representative of IBM.

8. TERM AND TERMINATION. This Agreement shall be effective as of the date first written above and shall continue in effect until the earlier of: (a) the expiration or termination of the MS License; (b) the expiration or termination of the Assembly Agreement; or (c) termination of this Agreement as specified below:

     (I) IBM may terminate this Agreement, with cause, immediately upon written notice to Installer.

     (II) MS may terminate this Agreement immediately upon written notice to Installer and IBM in the event that MS leams of any unauthorized use, reproduction or distribution of MS intellectual property.

     (III) Either party may terminate this Agreement without cause upon thirty
     (30) days prior written notice to the other party.

All obligations and duties of the parties, including, but not limited to, Installer's representations, warranties and indemnification obligations hereunder, that by their nature survive the expiration or termination of this Agreement shall remain in effect after expiration or termination and shall bind the parties and their legal representatives, successors and assigns.

9. GENERAL TERMS.

     (a) No right, interest, privilege, or obligation of this Agreement shall be assigned or delegated by Installer. Any attempted assignment, delegation or transfer will be null and void.

     (b) Installer agrees to keep the terms and conditions of this Agreement confidential, including, but not limited to, the terms of the MS License referenced herein, and not to disclose the terms or conditions to any third party without the prior written approval of IBM.

     (c) Installer is an independent contractor of IBM and not an IBM employee or franchisee. Neither of the parties is a legal representative or agent of the other. Neither of the parties is legally a partner or joint venturer of the other.

     (d) Failure by either party to insist upon strict performance or to exercise a right when entitled does not prevent that party from doing so at a later time, either in relation to that default or any subsequent one.

     (e) The laws of the State of New York, excluding its conflict of laws principles, shall govern this Agreement. EACH PARTY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL. IN ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, YOU AGREE TO BRING ANY ACTION OR
     PROCEEDING OVER SUCH DISPUTE SOLELY IN THE UNITED STATES DISTRICT COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK (OR, IF SUBJECT MATTER JURISDICTION IN THAT COURT IS NOT AVAILABLE, IN

     ANY STATE COURT LOCATED WITHIN THE COUNTY OF WESTCHESTER, NEW YORK).

     (f) If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

     (g) All signed copies of this Agreement, and any copy of an original signed Agreement made by reliable means (e.g., photocopy or facsimile), shall be considered an original.

     (h) All of Installer's rights and IBM's obligations under this Agreement are only valid in the United States and Puerto Rico.

IN WITNESS WHEREOF, the parties have caused this Software Installation Agreement to be signed by their respective duly authorized representatives effective as of the date first above written.

Accepted and Agreed By:

International Business Machines                   CompuCom Systems, Inc.
Corporation

By:  /s/ T E THIGPEN                    By:  /s/ JAY SCOTT
     -------------------------------         -------------------------------
          Authorized Signature                    Authorized Signature

      THOMAS E THIGPEN, DIR.               JAY SCOTT, VP PRODUCT SERVICES
------------------------------------    ------------------------------------
          Print Name and Title                    Print Name and Title



Agreed and Accepted By                  Authorized Subsidiary
Authorized Subsidiary:                  Approval

                                        International Busness Machines
                                        Corporation
------------------------------------


By:                                     By:
     -------------------------------         -------------------------------
          Authorized Signature                    Authorized Signature


     -------------------------------         -------------------------------
          Print Name and Title                    Print Name and Title

                     FIRST ANNEX OF ADDITIONAL PROVISIONS:
                  MS LICENSE OBLIGATIONS IMPOSED ON INSTALLER

1. INSTALLATION OBLIGATIONS. Installer represents, warrants and agrees:

     (a) to install no more than one (1) copy of the MS Software Image on each Approved Product system hard disk ("Preinstalled MS Software");

     (b) to distribute directly or indirectly (e.g., through Resellers) (in object code form) to End Users no more than one (1) copy each of the MS Software Image and related documentation with each Approved Product system to use, execute, display and reproduce for operational and archival purposes under the terms of the applicable End User license agreement(s) ("EULA") provided as part of the MS Software Image documentation; provided, however, that if IBM provides Installer with a recovery CD of the MS Software Image ("Recovery CD") or back-up copy of the MS Software Image on CD ("Back-up Copy") in an Approved Product's ship group, Installer shall distribute one copy of such Recovery CD or Back-up CD along with the Approved Product;

     (c) to distribute MS Software Image(s) only with Approved Product(s) and only inside the Approved Product package. In the event that IBM or Microsoft notifies Installer that any MS Software Image is being distributed by Installer outside the Approved Product package, Installer shall take immediate corrective action. For each copy of the MS Software Image that is distributed other than in an Approved Product after the date of such notice, Installer agrees to indemnify IBM and its Subsidiaries for any additional royalty obligation due to MS. Except as provided in the Agreement, Installer shall not remove or modify the package contents of any MS Software Image or documentation. Installer shall (i) contractually obligate (e.g., by contract, invoice or other written instrument) all distributors, dealers and others in its entire distribution channels to comply with the provisions of this subsection 1(c); (ii) promptly discontinue distribution of MS Software Image(s) to any such distributor, dealer or other in its distribution channel which does not comply with the provisions of this subsection 1(c); and (iii) cooperate with IBM in investigating instances of distribution of Product which do not comply with the provisions of this subsection 1(c).

     (d) that if Installer is authorized by IBM to distribute the MS Software Image(s) on media other than installed on the Approved Product hard disk, Installer shall distribute the MS Software Image(s) on separate media (e.g., separate diskettes, CD-ROM disc, etc.) from other software, except for distribution of a Recovery CD approved by MS.

     (e) that Installer shall not reverse engineer (i.e., decompile or disassemble) any MS Software Image provided by IBM to Installer under the Agreement.

     (f) that Installer shall distribute any supplements or fixes for the MS Software Image that are provided by IBM in accordance with the terms of the Agreement and any additional guidelines provided by IBM.

                                    PAGE 1   Installer Please Initial:  /s/ JS

2. ADDITIONAL RESTRICTIONS. Installer represents, warrants and agrees to comply with the following additional provisions:

     (a) Notwithstanding anything to the contrary that may be contained in the Agreement or the Assembly Agreement, the following shall apply to any MS Software Image which is governed by the Agreement:

          (i) Installer is not licensed to, and agrees that it will not, modify, in any way, or delete any aspect of the MS Software Image (including, without limitation, any features, shortcuts, icons, "wizards", folders (including sub-folders) or programs of the MS Software Image) as delivered by IBM.

          (ii) If Installer enters registration information on behalf of End Users in the boxes provided for the on-screen End User registration process for the MS Software Image, Installer shall not enter its own name or make any other false or fictional registrations. Installer shall not (A) relieve End Users of their obligations to enter Certificate of Authenticity ("COA") registration numbers in the on-screen End User registration process and to reply to on-screen EULA inquiries or (B) insert COA registration numbers or reply to EULA inquiries for or on behalf of End Users.

          (iii) If and only if Installer distributes the MS Software Image solely as Preinstalled MS Software (i.e., without a Recovery CD) with any Approved Product, then if provided by IBM, Installer shall also preinstall the Microsoft Create System Disk Tool together with the back-up diskette images ("CAB" files) provided by IBM on the hard disk drive of such Approved Product to enable the End User to make a back-up copy of the MS Software Image according to the terms of the applicable EULA. Diskette images may only be used with the Microsoft Create System Disk Tool. Installer may not distribute, use, or authorize the use of the tangible forms of the Microsoft Create System Disk Tool or diskette images except as provided in this additional provision.

          (iv) Installer shall distribute only the EULA provided by IBM for the MS Software Image.

          (v) Installer may distribute the MS Software Image only with Approved Products which are marketed and distributed under IBM's or IBM Subsidiaries' brand names and trademarks.

          (vi) With respect to any multiple language versions of the MS Software Image that may be provided to Installer by IBM:

          (A) Installer may install such MS Software Image with each Approved Product for which such multiple language version of the MS Software Image is designated or approved in writing by IBM provided that Installer complies with the following restrictions:

                                    PAGE 2   Installer Please Initial:  /s/ JS

               (1) Installer may distribute such multiple language versions of the MS Software Image only in the form of Preinstalled MS Software. Installer may distribute only one backup copy of the MS Software Image in only one language version for use on each such Approved Product;

               (2) Installer shall use the MS set-up utility included in the MS Software Image deliverables which allows the End User to choose one, and only one, language version of the MS Software Image for the Approved Product;

               (3) Installer shall follow all guidelines and procedures set forth in the MS Software Image deliverables regarding the installation, set-up, and initialization of multiple language versions of the MS Software Image; and

               (4) Installer shall use commercially reasonable efforts to indicate to End Users, including in multiple language version advertising and on Approved Products packaging, that End Users shall have access to one language version only.

     (B) Installer shall indemnify and defend IBM, MS and their respective Subsidiaries from and against all damages, costs, and attorney's fees arising from claims or demands awarded against the indemnified party (or settlements to which Installer consents) based on any advertisements or other representations made by Installer that the End User is entitled to more than one language version of the MS Software Image or that any such advertisements or other representations are otherwise false and/or misleading with respect to the one-time language selection feature, provided Installer is notified promptly in writing of the claim and has sole control over its defense and settlement and IBM, MS and their respective Subsidiaries provide reasonable assistance in the defense of the same.

     (C) Installer's report required under subsection 3(e) of the Agreement shall separately indicate the number of Approved Products distributed with each combination of language versions of MS Software Image.

     (vii) Installer is authorized under the Agreement to distribute the MS Software Image only with and for use on Approved Products based on the Intel x86, Pentium or compatible architecture. In addition, without the prior written approval of IBM and the payment of any additional amounts required by IBM, NT Workstation 4.0 may not be installed on Approved Products with more than two (2) microprocessors.

     (viii) Installer is authorized under the Agreement to install and distribute only MS Software Images provided by IBM with the intended Approved Product.

                                    PAGE 3   Installer Please Initial:  /s/ JS

     Upon notification by IBM, Installer shall immediately discontinue installation or distribution of any MS Software Image.

     (b) Installer shall pre-install the MS Software Image as the "default" operating system on each Approved Product distributed with the MS Software Image (i.e., the MS Software Image will set up and execute unless the End User configures the Approved Product otherwise). Installer shall preinstall the MS Software Image solely in accordance with the installation instructions set forth in Appendices A and B of the Assembly Agreement. Installer may use the tangible forms of the programming code (tools and software) provided by IBM solely to preinstall the MS Software Image in accordance with the Assembly Agreement and for no other purpose. Installer shall not modify the MS Software Image provided by IBM, nor delete or remove any features or functionality.

     (c) Except as otherwise provided by IBM, Installer may not (i) distribute both Windows 95 and any other MS Software Image with the same Approved Product or (ii) distribute both Windows NT Workstation and any other MS Software Image with the same Approved Product.

     (d) Installer must distribute related MS Software Image documentation with each Approved Product distributed with an MS Software Image. A COA must be affixed to or accompany each copy of the MS Software Image documentation, and the COA serial number must be registered with the Approved Product during the assembly process as provided in Appendices A and B.

3. INTELLECTUAL PROPERTY NOTICES. Installer will not remove any copyright, trademark or patent notices that appear on the MS Software Image as delivered to Installer.

4. OBLIGATIONS UPON TERMINATION.

     (a) Except as otherwise provided in subsection 4(c) below, within five (5) days termination or expiration of the Agreement for any reason, Installer shall return to IBM all MS Software Image(s) master media and all MS Software Image documentation which has not been shipped to End Users.

                                    PAGE 4   Installer Please Initial:  /s/ JS

     (b) Termination of the Agreement as a result of Installer's default shall result in accelerated payment of Installer's obligation to pay all sums Installer is obligated to pay under the Agreement.

                                    PAGE 5   Installer Please Initial:  /s/ JS

(c)(i) Except as otherwise provided in this subsection 4(c), upon termination or expiration of the Agreement for any reason, Installer's authority to Preload MS Software Images shall immediately cease and Installer's authority to distribute Approved Products preinstalled by Installer with an MS Software Image shall end sixty (60) days after such termination or expiration of the Agreement. For purposes of this subsection 4(c)(i), completion of distribution requires the Approved Product to be in the possesion of an End User within the 60-day period.

   (ii) If the Agreement terminates or expires due to a reason other than a default on the part of Installer thereunder or other than the termination or expiration of the Assembly Agreement, Installer's authority to Preload MS Software Images may continue as provided in this subsection 4(c)(ii). With the prior written approval of IBM and in accordance with the MS License, IBM may extend Installer's authority to Preload MS Software Images for a specified quantity and type of MS Software lmages for a period of no more than sixty (60) days; provided that Installer's distribution of all such Preloaded Approved Products must be completed within sixty (60) days after termination or expiration of the Agreement. For purposes of this subsection 4(c)(ii), completion of distribution requires the Approved Product to be in the possesion of an End User within the 60-day period. Any such extension will be subject to compliance with all other applicable terms of the Agreement and the Assembly Agreement, and such terms shall survive termination or expiration of the Agreement.

   (iii) Notwithstanding the above, with prior written approval from IBM and in accordance with the MS License, IBM may extend Installer's authority to Preload MS Software Images on Approved Products and to distribute such Approved Products longer than sixty (60) days to fulfill any contractual commitments for large account/government bids existing as of the termination or expiration of date of the Agreement provided that at least ten (10) days before termination or expiration of this Agreement, Installer provides IBM with a copy of those portions of any such contract or other written verification required by MS to verify the existence of the contract, contract term, large account or government agency/department name, address, and quantities of MS Software Images remaining to be delivered as of the date of termination or expiration of the Agreement. Any such extension will be subject to compliance with all other applicable terms of the Agreement and the Assembly Agreement, and such terms shall survive termination or expiration of the Agreement.

                                    PAGE 6   Installer Please Initial:  /s/ JS

5. NONDISCLOSURE AGREEMENT. As provided in the Agreement, the terms and conditions of the Agreement (including this attachment) are confidential, and Installer shall not disclose the terms or conditions to any third party without the prior written approval of IBM. All other exchanges of information between the parties pursuant to the Agreement shall be deemed non-confidential unless made pursuant to a separately signed written agreement for the exchange of confidential information.

6. AUDITS AND INSPECTIONS.

     (a) During the term of the Agreement, Installer agrees to keep all usual and proper records and books of account and all usual and proper entries relating to each MS Software Image sufficient to substantiate the number of copies of MS Software Image installed and the number of Approved Products distributed by Installer. Installer shall maintain on Installer's premises such records, and all other records required to be kept by the Agreement, for itself and for each Subsidiary of Installer that exercises rights under the Agreement.

     (b) In order to verify statements issued by Installer and Subsidiaries of Installer and compliance with the terms of the Agreement by such entities, IBM may cause (i) an audit to be made of Installer's and/or Installer's Subsidiaries' books and records and/or (ii) an inspection to be made of Installer's and/or Installer's Subsidiaries' facilities and procedures for the sole purpose of determining the accuracy of Installer's or Installer's Subsidiaries' reports. Any audit and/or inspection shall be conducted during regular business hours at Installer's and/or Installer's Subsidiaries' facilities, with at least forty-five (45) days prior written notice. Any audit and/or inspection shall be conducted (other than on a contingent fee basis) by an independent certified public accountant which is either (1) jointly selected by Installer and IBM, or (2) has been agreed to by the parties for any prior audit of any Installer/IBM license or agreement.

     (c) Installer agrees to provide the audit or inspection team access to the relevant Installer's and/or Installer's Subsidiaries' records and facilities for the purpose of performing the audit.

     (d) Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be paid for by IBM unless material discrepancies are disclosed. "Material" shall mean an underaccounting of installed MS Software Images valued at more than $20,000. If material discrepancies are

                                    PAGE 7   Installer Please Initial:  /s/ JS
   disclosed, Installer agrees to pay IBM or MS for the costs associated with the audit. Further, Installer agrees to indemnify IBM and its Subsidiaries for any additional costs incurred by IBM as a result of any unauthorized copies or copies which were not reported to IBM. In no event shall audits be made more frequently than semiannually unless the immediately preceding audit disclosed a material discrepancy.

     (e) Any audit must be initiated within two (2) years after termination or expiration of the Agreement.

7. EXPORT OR RE-EXPORT. Installer agrees that it will not export or re-export an MS Software Image to any country to which such export is restricted by
Section 770 of the Export Administration Regulations, without prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export. Restricted countries currently include, but are not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea, and Syria. Installer warrants and represents that neither the U.S.A. Bureau of Export Administration nor any other federal agency has suspended, revoked or denied Installer's export privileges.


                                    PAGE 8   Installer Please Initial:  /s/ JS